UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

MEDBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101
West Hollywood, CA 90069
(Address of principal executive offices) (zip code)

(800)-762-1452
 (Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2014, Medbox, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to purchase, convertible debentures (the “Debentures”) in the aggregate principal amount of $3,000,000, in three tranches, each in the amount of $1,000,000. The initial closing under the Purchase Agreement, for Debentures in the aggregate principal amount of $1,000,000, occurred on July 21, 2014.

The Debentures bear interest at the rate of 10% per year (half of which is due at issuance) and are convertible into common stock at a conversion price of $11.75 per share (subject to adjustment in the event of stock splits, stock dividends, and similar transactions, and in the event of subsequent sales of common stock at a lower purchase price (subject to certain exceptions)). Repayment of principal on the debentures, together with accrued interest thereon, is due in seven monthly installments, commencing six months from issuance. The Company may make such payments in cash (in which event the Company will pay a 30% premium) or, subject to certain conditions, in shares of common stock valued at 70% of the lowest volume weighted average price of the common stock for the 20 prior trading days.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file a registration statement for the shares of common stock issuable upon conversion of, or payable as interest on, the Debentures, within 45 days of the initial closing date under the Purchase Agreement, and to have such registration statement declared effective within 120 days thereafter.

Subsequent closings under the Purchase Agreement, each for Debentures in the aggregate principal amount of $1,000,000, will occur, subject to customary closing conditions, within two days of the Company’s filing of a registration statement with the Securities and Exchange Commission under the Registration Rights Agreement, and within 2 days of the effective date of such registration statement.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, and Debentures, do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Form of Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: July 25, 2014	By:	/s/ Thomas Iwanski
Name: Thomas Iwanski
Title: Chief Financial Officer